THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

Exhibit 16.1

November 12, 2009

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: Plush Properties, Inc.

We have withdrawn our services as auditors for Plush Properties, Inc. as of September 30, 2009.

We have read the statements that we understand Plush Properties, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC

Certified Public Accountants